SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                               ATTORNEYS AT LAW
                   520 MADISON AVENUE, NEW YORK, N.Y. 10022


                                                              (212) 935-5000


                                     March 2, 1989

Lexington Group of Mutual Funds
Park 80 West, Plaza Two, Eighth Floor
Saddle Brook, NJ 07663

                   Re:  Corporate Leaders Trust Fund

Gentlemen:

     We have acted as counsel to Lexington Management Corporation, a New York corporation, sponsor of Lexington Corporate Leaders Trust Fund (the "Trust"), in connection with the public offering of participations of the Trust pursuant to Post-Effective Amendment No. 28 to a registration statement on Form S-6 (File No. 33-20415) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     We have reviewed the Trust Agreement dated November 18, 1935, as amended, between Empire Trust Company (now The Bank of New York, by merger) and Corporate Leaders of America, Inc. (which was merged into Piedmont Capital Corporation which in turn assigned its rights and responsibilities as sponsor of the Trust to Manlex Corporation, a wholly owned subsidiary of Lexington Management Corporation on March 25, 1981); the Amended and Restated Indenture dated October 31, 1988 between The Bank of New York and Lexington Management Corporation (the "Indenture") and the Registration Statement including exhibits thereto. We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction, of such documents, records and other instruments we have deemed necessary or appropriate for the purposes of this opinion.

It is our opinion that the securities being registered pursuant to said Post-Effective Amendment will, when offered, sold and issued in accordance with the then effective Prospectus and the Indenture, be duly authorized and legally issued.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to our firm under the caption "Legal Opinion".

                                          Very truly yours,

                                          /s/ Spengler Carlson Gubar
                                                   Brodsky & Frischling